Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
OF
WARRANTS OF
PURE ACQUISITION CORP.

Pursuant to the Offer to Purchase dated December 4, 2019

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if:

(i) the procedure for book-entry transfer cannot be completed on a timely basis, or

(ii) time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal and any other required documents, to reach Continental Stock Transfer & Trust Company (the “Depositary”) prior to the Expiration Date (as defined below).

TO: CONTINENTAL STOCK TRANSFER & TRUST COMPANY

If Delivering by Hand, Overnight

Courier, or Mail:

Continental Stock Transfer & Trust Company

Attn: Corporate Actions/Pure Warrant Tender

One State Street – 30th Floor

New York, NY 10004

If by Facsimile:

(For Eligible Institutions Only)

(212) 616-7610

For Confirmation:

(917) 262-2378

The undersigned acknowledges: (i) receipt of the Offer to Purchase, dated December 4, 2019 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal”), which together set forth the offer of HighPeak Energy Partners II, LP , a Delaware limited partnership (“HPEP II”), HighPeak Energy Partners GP II, LP, a Delaware limited partnership (“HPEP II GP”), HighPeak Pure Acquisition, LLC, a Delaware limited liability company (“Sponsor”) and Jack Hightower (together with HPEP II, HPEP II GP and Sponsor, the “Offerors”) to purchase 20,452,000 outstanding warrants (the “Public Warrants”) to purchase shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”) of Pure Acquisition Corp., a Delaware corporation (the “Company”) held by persons other than HPEP II, each of which was sold as part of the units issued in the Company’s initial public offering which closed on April 17, 2018 (the “IPO”), at a purchase price of $1.00 in cash per Public Warrant (the “Offer”). The Offer will be open until 11:59 p.m., Eastern Time, on January 17, 2020, or such later time and date to which the Offerors may extend. The period during which the Offer is open, giving effect to any withdrawal or extension, is referred to as the “Offer Period.” The date and time at which the Offer Period ends is referred to as the “Expiration Date.”

The Offer is being made to all holders of Public Warrants. As of December 3, 2019, there were 20,452,000 Public Warrants outstanding held by persons other than HPEP II. Pursuant to the Offer, the Offerors are offering to purchase an aggregate of 20,452,000 Public Warrants at a purchase price of $1.00 per Public Warrant.

The Public Warrants are listed on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “PACQW.” The Public Warrants are governed by the warrant agreement, dated as of April 12, 2018, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”).

Each holder of Public Warrants whose Public Warrants are tendered pursuant to the Offer will receive $1.00 in cash for each Public Warrant tendered by such holder and purchased. Any holder of Public Warrants that participates in the Offer may tender some or all of its Public Warrants for purchase.

This Notice of Guaranteed Delivery, properly completed and duly executed, must be delivered by hand, mail, overnight courier or facsimile transmission to the Depositary, as described in the section of the Offer to Purchase entitled “The Offer— Procedure for Tendering Public Warrants for Purchase— Guaranteed Delivery Procedures.” The method of delivery of all required documents is at your option and risk.

For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Depositary at the above address before the Expiration Date. Delivery of this Notice of Guaranteed Delivery to another address will not constitute a valid delivery. Delivery to the Offerors, the information agent or the book-entry transfer facility will not be forwarded to the Depositary and will not constitute a valid delivery.

Your signature on this Notice of Guaranteed Delivery must be guaranteed by an Eligible Institution, and the Eligible Institution must also execute the Guarantee of Delivery attached hereto. An “Eligible Institution” is a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

In addition, if the instructions to the Letter of Transmittal require a signature on a Letter of Transmittal to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

By signing this Notice of Guaranteed Delivery, you tender for purchase, upon the terms and subject to the conditions described in the Offer to Purchase and in the Letter of Transmittal, the number of Public Warrants specified below, pursuant to the guaranteed delivery procedures described in the section of the Offer to Purchase entitled “The Offer—Procedure for Tendering Public Warrants for Purchase—Guaranteed Delivery Procedures.”

DESCRIPTION OF PUBLIC WARRANTS TENDERED

List below the Public Warrants to which this Notice of Guaranteed Delivery relates.

Name(s) and Address(es) of Registered Holder(s) of Public Warrants	Number of Public Warrants Tendered

Total:

(1)	Unless otherwise indicated above, it will be assumed that all Public Warrants listed above are being tendered pursuant to this Notice of Guaranteed Delivery.

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CHECK HERE IF THE PUBLIC WARRANTS LISTED ABOVE WILL BE DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE DEPOSITARY WITH THE DEPOSITORY TRUST COMPANY (“DTC”) AND COMPLETE THE FOLLOWING (FOR USE BY ELIGIBLE INSTITUTIONS ONLY):

Name of Tendering Institution:

Account Number:

SIGNATURES

Signature(s) of Holder(s) of Public Warrants

Name(s) of Holders(s) of Public Warrants (Please Print)

Address

City, State, Zip Code

Telephone Number

Date

GUARANTEE OF SIGNATURES

Authorized Signature

Name (Please Print)

Title

Name of Firm (must be an Eligible Institution as Defined in this Notice of Guaranteed Delivery)

Address

City, State, Zip Code

Telephone Number

Date

GUARANTEE OF DELIVERY
(Not to be used for Signature Guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Institution”), guarantees delivery to the Depositary of the Public Warrants tendered, in proper form for transfer, or a confirmation that the Public Warrants tendered have been delivered pursuant to the procedure for book-entry transfer described in the Offer to Purchase and the Letter of Transmittal into the Depositary’s account at the book-entry transfer facility, in each case together with a properly completed and duly executed Letter(s) of Transmittal, or an Agent’s Message in the case of a book-entry transfer, and any other required documents, all within two (2) Nasdaq quotation days after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal to the Depositary, or confirmation of receipt of the Public Warrants pursuant to the procedure for book-entry transfer and an Agent’s Message, within the time set forth above. Failure to do so could result in a financial loss to such Eligible Institution.

Authorized Signature

Name (Please Print)

Title

Name of Firm

Address

City, State, Zip Code

Telephone Number

Date

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